UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2024

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-38084	34-1469491
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange
Common Stock, No Par Value	FMAO	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 17, 2024, Eugene N. Burkholder retired from the Board of Directors of Farmers & Merchants Bancorp, Inc. (the “Company”) and the Company’s wholly-owned bank subsidiary, The Farmers & Merchants State Bank (the “Bank”), in accordance with the mandatory retirement provisions contained in the Company’s governing documents. Mr. Burkholder has been a valued member of the Company’s Board since March 2012 and has served as chairman of the Enterprise Risk Management Committee.

Effective upon Mr. Burkholder's retirement, the Board has determined to reduce the number of Board members to eleven.

ITEM 8.01 Other Events

On December 17, 2024, the Company issued a press release announcing the retirement of Eugene N. Burkholder from the Board of Directors of the Company and Farmers & Merchants State Bank. A copy of the press release is attached hereto as Exhibit 99 and incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

99	Company Press Release dated December 17, 2024

104	The Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: December 17, 2024	/s/ Lars B. Eller
Lars B. Eller
President and Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President and Chief Financial Officer